Exhibit 10.1
AMENDMENT NUMBER ONE TO THE CONCENTRIX CORPORATION
AMENDED AND RESTATED 2020 STOCK INCENTIVE PLAN
The Concentrix Corporation Amended and Restated 2020 Stock Incentive Plan (the “Plan”) is hereby amended (this “Amendment”) as set forth below by the Board of Directors of Concentrix Corporation (the “Company”), subject to the approval of this Amendment by the stockholders of the Company:

1.Section 1 of the Plan is amended to read as follows, with the remainder of Section remaining unchanged:

The Plan, as amended and restated, was adopted by the Board of Directors on August 22, 2024, and subsequently amended on February 12, 2026, and such amendment shall be effective immediately upon approval by the Company’s stockholders (such effective date, the “Restatement Effective Date”).

2.Section 5, part (a), of the Plan is amended to increase the number of shares available for issuance by 3,700,000 as follows, with the remainder of Section 5(a) remaining unchanged:

The aggregate number of Shares authorized for issuance as Awards under the Plan, as of the Restatement Effective Date, shall not exceed 4,469,067 Shares (reflecting 769,067 Shares that remained available for grant under the Plan as of January 31, 2026 plus an increase to the total number of shares that may be issued under the Plan of 3,700,000 shares), less (y) any shares that were subject to an award granted under the Plan after January 31, 2026 and prior to the Restatement Effective Date, plus (z) any shares that may subsequently become available for issuance under the Plan as described in subsection (b) of this Section 5).

3.The Plan shall otherwise be unchanged by this Amendment.

This Amendment is adopted subject to approval by the stockholders of the Company at the Company’s 2026 Annual Meeting of Stockholders. If the stockholders fail to approve this Amendment at the Annual Meeting, the Plan shall continue in existence in accordance with its terms.

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The foregoing Amendment to the Plan was duly adopted and approved by the Board of Directors of the Company on February 12, 2026, subject to the approval of the Amendment by the stockholders of the Company.

/s/ Andrew Farwig
Corporate Secretary

The foregoing Amendment to the Plan was duly adopted by the stockholders of the Company at a meeting held on March 25, 2026.

/s/Andrew Farwig
Corporate Secretary